Exhibit 31.2

Certification of Chief Financial Officer

I, Jay Hopkins, certify that:

1. I have reviewed this amended annual report on Form 10-K/A of Infor, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 29, 2013	/s/ JAY HOPKINS
Jay Hopkins
Interim Chief Financial Officer Senior Vice President and Controller